Exhibit 99.1

                                                                    NEWS RELEASE
                                                           For Immediate Release


                    VOYAGER ENTERTAINMENT INTERNATIONAL, INC.
                    ANNOUNCES CORPORATE GOVERNANCE MEASURERS

LAS VEGAS, NEVADA, JUNE 2, 2004 - (BUSINESS WIRE) - Voyager Entertainment International, Inc. (OTC:BB-VEII), an entertainment development company, announced today that it intends to implement additional corporate governance measurers by the end its 2004 third fiscal quarter.

The plans include the following:

      o Expand the number of members of Voyager's board of directors from three to five members;

      o Appoint as independent directors two individuals to fill the two newly created board positions;

      o     Form a compensation committee of Voyager's board of directors;

      o     Form an audit committee of Voyager's board of directors;

      o     Form a nominating committee of Voyager's board of directors;

      o     Adopt a code of business conduct and ethics; and

      o     Hire a qualified chief financial officer.


Richard Hannigan, President and CEO of Voyager stated "We are making these changes in order to put into place the necessary personnel who we believe will help us go to the next level. We at Voyager feel comfortable about the direction the company is heading."

Voyager is an entertainment development company that anticipates constructing the "World's Largest and Tallest Observation Wheel," which we expect to be a 600-foot tall high-tech attraction that would have, upon completion, the capacity of 7,500,000 guests per year with an average individual ride ticket of $18.00. We anticipate that each Observation Wheel would consist of 30 Orbitors seating 20 passengers and making a complete revolution approximately every 27 minutes. Our current designs anticipate that each Orbitor would consist of its own galley and lavatory to achieve the maximum comfort and safety for our guests.

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Statements in is this press release which are not historical, including statements regarding Voyager's or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Such statements include statements that Voyager plans to expand the number of members of its board of directors from three to five members, appoint as independent directors two individuals to fill the two newly created board positions, form a compensation committee of Voyager's board of directors, form an audit committee of Voyager's board of directors, form a nominating committee of Voyager's board of directors, adopt a code of business conduct and ethics, hire a qualified chief financial officer, Voyager is making these changes in order to put into place the necessary personnel who it believes will help it go to the next level, Voyager feels comfortable about the direction the company is heading, Voyager anticipates constructing the "World's Largest and Tallest Observation Wheel" that it expects will be a 600-foot tall high-tech attraction with the capacity of 7,500,000 guests per year with an average individual ride ticket of $18.00, Voyager anticipates that each Observation Wheel would consist of 30 Orbitors seating 20 passengers and making a complete revolution approximately every 27 minutes, and each of Voyager's Orbitors would consist of its own galley and lavatory to achieve the maximum comfort and safety for our guests. There are factors that could have an effect on "forward looking" events such as regulatory issues, definitive agreements, obtaining sufficient funds to build the project, receiving funds on terms and conditions agreeable to Voyager, negotiations with contractors, receiving approvals from regulatory agencies, as well as general economic and tourism conditions in Las Vegas and the other locations identified for possible Observation Wheels. Since these statements involve risks and uncertainties and are subject to change at any time, Voyager's actual results could differ materially from expected results. Voyager undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise. It is important to note that Voyager's actual results could differ materially from those in any such forward-looking statements. Various factors could cause actual results to differ materially, such as the risk factors listed from time to time in Voyager's filings with the Securities and Exchange Commission, including but not limited to, the annual report on Form 10-KSB for the year ended December 31, 2003 and Form 10-QSB for the quarterly period ended March 31, 2004.


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Additional information about Voyager is available at its website,
www.voyager-ent.com.


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Contacts:
---------
Richard Hannigan
Chief Executive Officer
Voyager Entertainment International, Inc.
4483 West Reno Avenue
Las Vegas, Nevada 89118
Tel:  702.221.8070